As filed with the Securities and Exchange Commission on January 25, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Rome Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	16-1573070 (I.R.S. Employer Identification No.)
Rome Bancorp, Inc.
100 West Dominick Street
Rome, NY 13440
(315) 336-7300
(Address, Including Zip Code, of Principal Executive Offices)

Rome Bancorp, Inc. 2006 Stock Option Plan
and
Rome Bancorp, Inc. 2006 Recognition and Retention Plan
(Full title of the plan)

Mr. Charles M. Sprock
President and Chief Executive Officer
Rome Bancorp, Inc.
100 West Dominick Street
Rome, NY 13440
(315) 336-7300

Copy to:

V. Gerard Comizio, Esq.
Thacher Proffitt & Wood LLP
1700 Pennsylvania Avenue, NW, Suite 800
Washington, DC 20006
(202) 347-8400
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value	826,000	$12.695	$10,486,070	$1,122.01
(1)
Based on the number of shares of common stock of Rome Bancorp, Inc. (the “Company”) reserved for issuance upon the exercise of options pursuant to the Company 2006 Stock Option Plan (“Option Plan”) and the total number of shares of common stock authorized for awards under the Company 2006 Recognition and Retention Plan (the “RRP”). There are 590,000 shares of common stock authorized for awards under the Option Plan and 236,000 shares authorized for awards under the RRP (collectively, the “Plans”). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon grant of awards through the application of certain anti-dilution provisions.

(2)
Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which a total of 826,000 shares that may be acquired pursuant to options or pursuant to other equity awards granted in future are deemed to be offered at $12.695 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq National Market at the close of trading on May 15, 2006.

(3)	Previously paid.

Note: This Post-Effective Amendment No. 1 to Form S-8 is submitted solely to update certain exhibits to the Form S-8 filed on May 25, 2006 (Registration No. 333-134275).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Oneida, State of New York, on January 24, 2007.

ROME BANCORP, INC.

By:	/s/ Charles M. Sprock
Charles M. Sprock
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Sprock	Chairman of the Board, President, and	January 24, 2007
Charles M. Sprock	Chief Executive Officer

/s/ David C. Nolan	Executive Vice President and Chief	January 24, 2007
David C. Nolan	Financial Officer

/s/ Bruce R. Engelbert	Director	January 24, 2007
Bruce R. Engelbert

/s/ David C. Grow	Director	January 24, 2007
David C. Grow

/s/ Kirk B. Hinman	Director	January 24, 2007
Kirk B. Hinman

/s/ Michael J. Valentine	Director	January 24, 2007
Michael J. Valentine

/s/ Dale A. Laval	Director	January 24, 2007
Dale A. Laval

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Restricted Stock Award Agreement under the Rome Bancorp, Inc. 2006 Stock Option Plan.*

4.2	Form of Option Agreement under the Rome Bancorp, Inc. 2006 Recognition and Retention Plan.*

4.3
Certificate of Incorporation of Rome Bancorp, Inc., filed on June 11, 1999 as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (File No. 333-80487), is incorporated herein by reference.

4.4	By-Laws of Rome Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (File No. 333-80487), is incorporated herein by reference.

5	Opinion of Thacher Proffitt & Wood LLP, counsel for the Company, as to the legality of the securities being registered.*

23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).*

23.2	Consent of Crowe Chizek and Company LLC.*

99.1	Rome Bancorp, Inc.’s 2006 Stock Option Plan.

99.2	Rome Bancorp, Inc.’s 2006 Recognition and Retention Plan.

*     Previously filed on the Registration Statement on Form S-8 as filed by the Registrant with the Securities and Exchange Commission on May 25, 2006 (Registration No. 333-134275).